UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

FTAC ZEUS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41082	85-4260524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ZINGU	NASDAQ Global Market
Class A common stock, par value $0.0001 per share	ZING	NASDAQ Global Market
Warrants, each whole warrant exercisable for one share of Class A common stock	ZINGW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 1, 2022, FTAC Zeus Acquisition Corp. (the “Company”) filed a preliminary proxy statement to hold a special meeting (the “Special Meeting”) to seek stockholder approval to adopt an amendment to its Amended and Restated Certificate of Incorporation (“Charter”) and to the Investment Management Trust Agreement dated November 18, 2021, to allow the Company to accelerate the date by which the Company must cease all operations, redeem all of its outstanding public shares, and liquidate from May 23, 2023 (or by August 23, 2023 if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial business combination, but has not completed such business combination, by May 23, 2023) (the “Original Termination Date”), to such earlier date as determined by the Board of Directors; provided that such date cannot be earlier than sixty (60) days before the Original Termination Date.

In connection with the Special Meeting and the Charter amendment, holders of the Company’s Class A common stock have the right to optionally redeem their shares for a pro rata portion of the Company’s trust account (the “Optional Redemption”), provided that the Charter amendment is approved and implemented, and further provided that such Optional Redemptions do not result in the Company having less than $5,000,001 in net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Upon further consideration, the Company has determined that it does not expect to proceed with the intended amendments if the Optional Redemptions would result in the Company’s trust account having a remaining balance less than a certain threshold amount, which amount is currently anticipated to be approximately $150 million.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “trend,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual actions and results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2022	FTAC ZEUS ACQUISITION CORP.

	By:	/s/ Ryan M. Gilbert
	Name:	Ryan M. Gilbert
	Title:	President and Chief Executive Officer

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